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                                                                     EXHIBIT 1.1



                                 (COMPANY LOGO)
               (A joint stock limited company incorporated in the People's Republic of China with limited liability)
                                (Stock code: 670)


                        OVERSEAS REGULATORY ANNOUNCEMENT
                RESOLUTIONS PASSED BY THE BOARD OF DIRECTORS AND
           THE SUPERVISORY COMMITTEE OF THE COMPANY ON 12TH APRIL 2005

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   The Company hereby announces certain resolutions passed by the board of directors and the supervisory committee of the Company on 12th April, 2005.
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This announcement is made by China Eastern Airlines Corporation Limited (the
"COMPANY") in compliance with Rule 13.09(2) of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (which requires any issuer listed on The Stock Exchange of Hong Kong Limited whose securities are also listed on other stock exchange(s) to simultaneously inform The Stock Exchange of Hong Kong Limited of any information released to any of such other exchange(s) and to ensure that such information is released to the market in Hong Kong at the same time as it is released to the other market(s)).

The board of directors of Company hereby announces that a board meeting of the Company (the "BOARD MEETING") and a meeting of the Company's supervisory committee (the "SUPERVISORY COMMITTEE MEETING") were held on 12th April 2005.

At the Board Meeting, certain resolutions were approved including the matters set out as follows:

1.   The report of the board of directors for the year 2004.

2. The Company's audited consolidated financial statements for the financial year ended 31st December 2004 which were reviewed by the Company's supervisory committee at the Supervisory Committee Meeting.

3. The preliminary announcement in relation to the Company's 2004 annual results and its publication.

4. Certain changes to the accounting policy on provisions for the falling prices of consumption parts stocktaking and the accounting policy on frequent travelers in the preparation of the Company's 2004 accounts, which were respectively reviewed by the Company's supervisory committee at the Supervisory Committee Meeting. The Company considers that such changes did not result in any significant impact on its 2004 financial statements.

5. Mr. Luo Chaogeng, the Company's President, will be proposed to be appointed as a director of the Company in place of Mr. Ye Yigan (a director of the Company).

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At the Supervisory Committee Meeting, the Company's supervisory committee also approved the report of the supervisory committee of the Company for the year
2004.

The report of the supervisory committee and the matters set out in paragraphs 1, 2 and 5 above are subject to shareholders' approval at the Company's 2004 Annual General Meeting. The Company will make further announcement to inform shareholders about details of the 2004 Annual General Meeting.


                                    By order of the board of the directors of
                                            CHINA EASTERN AIRLINES
                                              CORPORATION LIMITED
                                                   LUO ZHUPING
                                         Director and Company Secretary

The Company's directors as at the date of this announcement are:

Li Fenghua (Chairman, Executive Director)
Ye Yigan (Non-executive Director)
Cao Jianxiong (Non-executive Director)
Wan Mingwu (Vice President, Executive Director)
Zhong Xiong (Non-executive Director)
Luo Zhuping (Executive Director)
Hu Honggao (Independent non-executive Director)
Peter Lok (Independent non-executive Director)
Wu Baiwang (Independent non-executive Director)
Zhou Ruijin (Independent non-executive Director)
Xie Rong (Independent non-executive Director)

Shanghai, the People's Republic of China
12th April 2005

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